SCHEDULE 14A INFORMATION


Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant /  /

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/ / Definitive Proxy Statement
/X/ Definitive Additional Materials
/ / Soliciting Material Pursuant to Section 240.14a-11(c) or
    Section 240.14a-12

                       IDAHO POWER COMPANY
         (Name of Registrant as Specified In Its Charter)
_______________________________________________________________________
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/  / $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
     14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
/  / $500 per each party to the controversy pursuant to
     Exchange Act Rule 14a-6(i)(3).
/  / Fee computed on table below per Exchange Act Rules
     14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction
        applies:
          _________________________________________

     2) Aggregate number of securities to which transaction
        applies:
          __________________________________________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule
        0-11: (1)

    4) Proposed maximum aggregate value of transaction:
         _____________________________________________

    5) Total fee paid:
         _____________________________________________

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

/X / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:
           _____________________________________

     2) Form, Schedule or Registration Statement No.:
          ______________________________________

     3) Filing Party:
          ______________________________________

     4) Date Filed:
          ______________________________________

                                   April 5, 1996


Dear Fellow Shareholder:

          Shortly you may receive a proxy solicitation from the United Food and Commercial Workers Local 99R (UFCW) seeking your proxy on a resolution the UFCW is expected to present at the 1996 Annual Meeting recommending that Idaho Power Company (Company) extend its policy of confidential voting.

          The UFCW proxy solicitation has nothing to do with the Company. The UFCW's dispute is with Albertson's, Inc., a large national grocery chain headquartered in Boise. John Carley, Chairman of Albertson's Executive Committee, is on the Company's Board of Directors. The UFCW is trying to put pressure on the Company to influence Albertson's in its dispute with the UFCW. If you read the UFCW's proxy solicitation materials, you will see that the Securities and Exchange Commission (SEC) has required them to acknowledge this in their materials.

          DO NOT SIGN OR RETURN THE UFCW's PROXY CARD--
                      SIMPLY THROW IT AWAY.

          Approximately one week after you receive the UFCW's proxy solicitation materials, you will receive resolicitation proxy materials from the Company. These resolicitation materials will ask that you revote FOR the two proposals listed in the Company's initial proxy statement--Board of Director nominees and independent auditors--and vote AGAINST the UFCW proposal. The SEC has required the Company to follow this procedure so long as the UFCW delivers solicitation materials to the holders of a majority of the Company's shares entitled to vote. We ask you to please take the time and vote the Company's second proxy. We apologize for any confusion or inconvenience this may cause you.

          If you have any questions, please contact our solicitor, Beacon Hill Partners, Inc., at 1-800-854-9486.

                                   Very respectfully,

                                   (Joseph W. Marshall)



                                   Joseph W. Marshall
                                   Chairman of the Board and CEO

                                  April 5, 1996


Dear Fellow Employee:

          Shortly you may receive a proxy solicitation from the United Food and Commercial Workers Local 99R (UFCW) seeking your proxy on a resolution the UFCW is expected to present at the 1996 Annual Meeting recommending that Idaho Power Company (Company) extend its policy of confidential voting.

          The UFCW proxy solicitation has nothing to do with the Company. The UFCW's dispute is with Albertson's, Inc., a large national grocery chain headquartered in Boise. John Carley, Chairman of Albertson's Executive Committee, is on the Company's Board of Directors. The UFCW is trying to put pressure on the Company to influence Albertson's in its dispute with the UFCW. If you read the UFCW's proxy solicitation materials, you will see that the Securities and Exchange Commission (SEC) has required them to acknowledge this in their materials.

          DO NOT SIGN OR RETURN THE UFCW's PROXY CARD--
                      SIMPLY THROW IT AWAY.

          Approximately one week after you receive the UFCW's proxy solicitation materials, you will receive resolicitation proxy materials from the Company. These resolicitation materials will ask that you revote FOR the two proposals listed in the Company's initial proxy statement--Board of Director nominees and independent auditors--and vote AGAINST the UFCW proposal. The SEC has required the Company to follow this procedure so long as the UFCW delivers solicitation materials to the holders of a majority of the Company's shares entitled to vote. We ask you to please take the time and vote the Company's second proxy. We apologize for any confusion or inconvenience this may cause you.

          If you have any questions, please contact our solicitor, Beacon Hill Partners, Inc., at 1-800-854-9486.

                                   Very respectfully,

                                   (Joseph W. Marshall)



                                   Joseph W. Marshall
                                   Chairman of the Board and CEO